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                                                                     Exhibit j.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports on The Brinson Funds (Global Fund, Global Equity Fund, Global Bond Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Large Capitalization Equity Fund, U.S. Large Capitalization Growth Fund, U.S. Small Capitalization Growth Fund, U.S. Bond Fund, High Yield Fund and Global (Ex-U.S.) Equity (formerly Non-U.S. Equity
Fund)) dated August 11, 1999 in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-47287) and in this Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6637).



                                              /s/ ERNST & YOUNG LLP


Chicago, Illinois
October 13, 1999